UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2022

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 6, 2022, GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a subsidiary of ARKO Corp., a Delaware corporation (“ARKO”), completed its previously reported acquisition of all of the issued and outstanding membership interests (the “Interests”) of Pride Convenience Holdings, LLC, a Delaware limited liability company (“Pride”), pursuant to the Purchase and Sale Agreement, entered into on October 19, 2022 (as amended, the “Purchase Agreement”), by and between GPM and Pride Parent, LLC, a Delaware limited liability company (“Seller”). Pride operates 31 convenience stores in the Northeast.

Pursuant to the Purchase Agreement, at closing of the transaction, GPM was obligated to pay to Seller aggregate consideration of $230 million plus the value of inventory for all of the Interests, subject to certain closing adjustments. GPM financed from its own sources approximately $30 million of the cash consideration including the value of inventory and other closing adjustments, and Oak Street, a Division of Blue Owl Capital (“Oak Street”), funded the remaining approximately $202 million in accordance with ARKO’s previously reported standby real estate purchase, designation and lease program agreement with Oak Street. Under this arrangement, Oak Street and its affiliates acquired the majority of Pride’s real properties substantially concurrently with the closing of GPM’s acquisition of the Interests, and certain of ARKO’s subsidiaries lease such properties from Oak Street.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which ARKO previously filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2022.

Item 7.01 Regulation FD Disclosure.

On December 6, 2022, ARKO issued a press release with respect to the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the business acquired that are required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by ARKO Corp. on December 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	December 8, 2022	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler Chairman, President and Chief Executive Officer